BANKWELL FINANCIAL GROUP REPORTS RECORD YEAR-END OPERATING RESULTS AND DECLARES A 71% INCREASE TO THE FIRST QUARTER DIVIDEND
New Canaan, CT – January 31, 2018 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $2.1 million or $0.27 per share for the fourth quarter of 2017, versus $3.3 million or $0.43 per share for the same period in 2016 and GAAP net income of $13.8 million or $1.78 per share for the year ended 2017, versus $12.4 million or $1.62 per share for the year ended 2016.
The Company's Board of Directors declared a $0.12 per share cash dividend, payable March 8, 2018 to shareholders of record on February 26, 2018, representing a 71% increase when compared to the last quarter's dividend.
The reported GAAP net income for the quarter and the full year was impacted by several one-time, non-recurring items, the most significant of which was the tax reform of 2017. The impact of all items are outlined in the table below and discussed in more detail that follows. The discussion and analysis otherwise contained in our earnings release is entirely based on reported GAAP measures and corresponding GAAP net income unless otherwise noted.
	For The Quarter Ended 12/31/2017		For the Year Ended 12/31/2017
Reconciliation of Core Net Income, Net of Tax	$	EPS	$	EPS
Net Income (GAAP)	$ 2,096	$ 0.27	$ 13,830	$ 1.78
DTA write-off resulting from tax reform	3,270	0.42	3,270	0.42
Charges due to reduction in workforce	166	0.02	166	0.02
Income recognized from servicing assets	(578)	(0.07)	(663)	(0.08)
Impact from loan reserve methodology change	(862)	(0.11)	(862)	(0.11)
Core Net Income (non-GAAP)	$ 4,092	$ 0.53	$ 15,741	$ 2.03

As result of the tax law changes enacted in late 2017, the Company recognized a write-down of its deferred tax asset in the amount of $3.3 million or $0.42 per share. In addition, in late 2017 the Company recognized an after tax charge of $0.2 million or $0.02 per share due to a minimal workforce reduction. These charges were partially offset by a reduction in the allowance for loan losses stemming from an update to its methodology and underlying loan loss assumptions, incorporating the most recent industry and product loss trends. This resulted in a non-recurring, after tax $0.9 million or $0.11 per share reduction in the reserve. In addition, the Company recognized an after tax benefit of $0.6 million and $0.7 million or $0.07 per share and $0.08 per share, for the quarter ended and year ended 2017, respectively,  as a result of refining the model assumptions used in calculating a servicing asset relating to loans in which the Company retains the servicing rights and liabilities. Adjusting net income for these items would result in core net income (non-GAAP) of $4.1 million or $0.53 for the quarter ended December 31, 2017 and $15.7 million or $2.03 for the year ended December 31, 2017.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"2017 was another record year for Bankwell. In an increasingly volatile interest rate environment, we continue to improve our operating efficiencies and we vigilantly adhere to disciplined pricing on both sides of the balance sheet. The 2017 tax reform represents a unique opportunity for the bank and its shareholders. It will allow us to reward our shareholders, invest in the company's growth initiatives and infrastructure, while giving back to the communities we serve."

Fourth Quarter and Year Ended 2017 Highlights:

•	Total revenue (net interest income plus non-interest income) reached $59.0 million for the year ended 2017 compared to $51.8 million for the year ended 2016.
•	Tax equivalent net interest margin was 3.30% for the year ended 2017.
•	Total non-interest income was $4.6 million for the year ended 2017, which is 8% of total revenue.
•	The efficiency ratio was 55.1% and 54.9% for the fourth quarter and year ended 2017, respectively, compared to 55.6% and 56.5% for the fourth quarter and year ended 2016, respectively.
•	The tangible common equity ratio and tangible book value per share was 8.81% and $20.59, respectively.
•	Total gross loans exceeded $1.5 billion and total assets reached $1.8 billion.
•	The allowance for loan losses was $18.9 million and represents 1.23% of total loans.
•	Nonperforming assets represented 0.31% of total assets.
•	Investment securities totaled $113.8 million and represent 6% of total assets.
•	Total deposits reached $1.4 billion for the year ended 2017, an increase of $109.4 million or 8.5% compared to the year ended 2016.

Earnings
Net income for the quarter ended December 31, 2017 was $2.1 million, a decrease of 37% compared to the quarter ended December 31, 2016. Net income for the year ended December 31, 2017 was $13.8 million, an increase of 12% compared to the year ended December 31, 2016. The decline in net income was primarily a result of the aforementioned non-recurring items, the greatest component of which was the DTA write down as a result of the 2017 tax reform.
Revenues (net interest income plus non-interest income) for the quarter ended December 31, 2017 were $15.5 million, an increase of 13% compared to the quarter ended December 31, 2016. Revenues for the year ended December 31, 2017 were $59.0 million, an increase of 14% compared to the year ended December 31, 2016. Net interest income for the quarter ended December 31, 2017 was $13.9 million, an increase of 5% compared to the quarter ended December 31, 2016. Net interest income for the year ended December 31, 2017 was $54.4 million, an increase of 11% compared to the year ended December 31, 2016. The growth in revenues and net interest income were driven by continued earning asset growth.
Basic and diluted earnings per share for the quarter ended December 31, 2017 were both $0.27 compared to $0.44 and $0.43 basic and diluted earnings per share for the quarter ended December 31, 2016. Basic and diluted earnings per share for the year ended December 31, 2017 was $1.80 and $1.78, respectively, compared to $1.64 and $1.62 earnings per share, respectively, for the year ended December 31, 2016.
The Company's efficiency ratios for the quarters ended December 31, 2017 and December 31, 2016 were 55.1% and 55.6%, respectively. The Company's efficiency ratios for the year ended December 31, 2017 and December 31, 2016 were 54.9% and 56.5%, respectively.

Noninterest Income and Expense
Noninterest income increased $1.1 million to $1.5 million for the three months ended December 31, 2017 compared to the three months ended December 31, 2016. Noninterest income increased $2.0 million to $4.6 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. The increase in noninterest income was primarily driven by income earned from the Company's additional purchases of Bank Owned Life Insurance, an increase in the gains and fees from the sales of loans and rental income earned from the headquarters building acquired in the fourth quarter of 2016.
Noninterest expense increased $811 thousand or 10% for the three months ended December 31, 2017 compared to the three months ended December 31, 2016. The increase was primarily driven by an increase in salaries and employee benefits and other expenses related to growth and strategic initiatives. The increase in salaries and employee benefits was driven by an increase in full time equivalent employees. Full time equivalent employees totaled 139 at December 31, 2017 compared to 126 at December 31, 2016.
Noninterest expense increased $3.0 million or 10% for the year ended December 31, 2017 compared to the year ended December 31, 2016.  The increase was primarily driven by an increase in salaries and employee benefits, occupancy and equipment expenses, professional services and other expenses related to growth and strategic initiatives. The increase in salaries and employee benefits was driven by an increase in full time equivalent employees. Average full time equivalent employees totaled 134 at December 31, 2017 compared to 125 at December 31, 2016. The increase in occupancy and equipment expenses was driven by increases in IT related expenses, one time charges relating to back office consolidation activity and maintenance costs for our headquarters building acquired in the fourth quarter of 2016. The increase in professional services was driven by increased fees paid for internal and external audit, and consulting services to support the overall growth of the business.
Financial Condition
Assets totaled $1.8 billion at December 31, 2017, an increase of 10% compared to assets of $1.6 billion at December 31, 2016. This increase reflects strong organic loan growth. Total gross loans exceeded $1.5 billion at December 31, 2017, an increase of 13% compared to December 31, 2016, driven by growth in commercial real estate loans of $125.8 million and commercial business loans of $60.4 million. Deposits increased to $1.4 billion compared to $1.3 billion at December 31, 2016, an increase of 9% over December 31, 2016.
Asset Quality
Asset quality remained strong at December 31, 2017. Non-performing assets as a percentage of total assets was 0.31% at December 31, 2017, up from 0.20% at December 31, 2016. The allowance for loan losses at December 31, 2017 was $18.9 million, representing 1.23% of total loans.
Capital
Shareholders' equity totaled $161.0 million as of December 31, 2017, an increase of $15.1 million compared to December 31, 2016, primarily a result of net income for the year ended December 31, 2017 of $13.8 million. As of December 31, 2017, the tangible common equity ratio and tangible book value per share were 8.81% and $20.59, respectively.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company believes that providing a reconciliation from GAAP net income to core net income is useful for comparative analysis to prior periods given the presence of non-recurring items. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Assets
Cash and due from banks	$ 70,545	$ 85,329	$ 84,802	$ 63,675	$ 96,026
Federal funds sold	186	11,117	1,185	10,280	329
Cash and cash equivalents	70,731	96,446	85,987	73,955	96,355

Available for sale investment securities, at fair value	92,188	86,272	90,951	87,434	87,751
Held to maturity investment securities, at amortized cost	21,579	23,573	23,615	16,808	16,859
Loans held for sale	-	785	-	-	254
Loans receivable (net of allowance for loan losses of $18,904, $19,564, $19,536,
$18,511 and $17,982 at December 31, 2017, September 30, 2017, June 30, 2017,
March 31, 2017 and December 31, 2016, respectively)	1,520,879	1,500,574	1,463,240	1,406,407	1,343,895
Foreclosed real estate	-	222	222	272	272
Accrued interest receivable	5,910	5,344	5,239	5,180	4,958
Federal Home Loan Bank stock, at cost	9,183	9,351	8,033	8,033	7,943
Premises and equipment, net	18,196	17,509	17,366	17,618	17,835
Bank-owned life insurance	39,618	39,329	39,034	38,740	33,448
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	382	407	438	469	501
Deferred income taxes, net	4,904	8,834	8,957	8,954	9,085
Other assets	10,448	13,703	10,133	5,783	7,174
Total assets	$ 1,796,607	$ 1,804,938	$ 1,755,804	$ 1,672,242	$ 1,628,919

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 172,638	$ 162,790	$ 176,495	$ 170,572	$ 187,593
Interest-bearing	1,225,767	1,247,001	1,237,790	1,156,888	1,101,444
Total deposits	1,398,405	1,409,791	1,414,285	1,327,460	1,289,037

Advances from the Federal Home Loan Bank	199,000	195,000	150,000	160,000	160,000
Subordinated debentures	25,103	25,090	25,077	25,064	25,051
Accrued expenses and other liabilities	13,072	16,740	12,865	10,046	8,936
Total liabilities	1,635,580	1,646,621	1,602,227	1,522,570	1,483,024

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized,
7,751,424, 7,705,975, 7,673,850, 7,638,706 and 7,620,663 shares issued and outstanding at December 31, 2017, September 30, 2017, June 30, 2017,
March 31, 2017 and December 31, 2016, respectively	118,301	117,289	116,502	115,823	115,353
Retained earnings	41,332	39,777	36,053	32,820	29,652
Accumulated other comprehensive income	1,394	1,251	1,022	1,029	890
Total shareholders' equity	161,027	158,317	153,577	149,672	145,895

Total liabilities and shareholders' equity	$ 1,796,607	$ 1,804,938	$ 1,755,804	$ 1,672,242	$ 1,628,919

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Interest and dividend income
Interest and fees on loans	$ 17,493	$ 17,175	$ 16,660	$ 15,513	$ 15,910	$ 66,841	$ 58,077
Interest and dividends on securities	947	934	880	809	657	3,570	2,740
Interest on cash and cash equivalents	289	239	148	114	75	790	173
Total interest income	18,729	18,348	17,688	16,436	16,642	71,201	60,990

Interest expense
Interest expense on deposits	3,602	3,416	3,095	2,581	2,438	12,694	8,300
Interest on borrowings	1,213	1,071	952	907	916	4,143	3,598
Total interest expense	4,815	4,487	4,047	3,488	3,354	16,837	11,898

Net interest income	13,914	13,861	13,641	12,948	13,288	54,364	49,092

(Credit) Provision for loan losses	(495)	398	895	543	748	1,341	3,914

Net interest income after provision for loan losses	14,409	13,463	12,746	12,405	12,540	53,023	45,178

Noninterest income
Gains and fees from sales of loans	868	36	199	324	79	1,427	466
Bank owned life insurance	289	295	295	291	171	1,170	693
Service charges and fees	252	254	261	240	242	1,007	963
(Loss) Gain on sale of foreclosed real estate, net	(78)	-	-	-	-	(78)	128
Net gain (loss) on sale of available for sale securities	-	-	-	165	(207)	165	(115)
Other	210	239	243	246	116	938	541
Total noninterest income	1,541	824	998	1,266	401	4,629	2,676

Noninterest expense
Salaries and employee benefits	4,603	3,952	3,800	3,929	4,331	16,284	15,655
Occupancy and equipment	1,585	1,449	1,439	1,692	1,576	6,165	5,811
Professional services	457	680	523	412	397	2,072	1,654
Data processing	399	621	401	445	402	1,866	1,603
Marketing	321	295	311	266	304	1,193	948
Director fees	229	207	243	233	223	912	859
FDIC insurance	225	265	243	383	146	1,116	660
Amortization of intangibles	25	31	31	31	32	118	151
Foreclosed real estate	-	3	60	7	8	70	157
Other	735	626	530	836	349	2,727	2,046
Total noninterest expense	8,579	8,129	7,581	8,234	7,768	32,523	29,544

Income before income tax expense	7,371	6,158	6,163	5,437	5,173	25,129	18,310

Income tax expense	5,275	1,895	2,394	1,735	1,850	11,299	5,960

Net income	$ 2,096	$ 4,263	$ 3,769	$ 3,702	$ 3,323	$ 13,830	$ 12,350

Earnings Per Common Share:
Basic	$ 0.27	$ 0.55	$ 0.49	$ 0.49	$ 0.44	$ 1.80	$ 1.64
Diluted	0.27	0.55	0.49	0.48	0.43	1.78	1.62

Weighted Average Common Shares Outstanding:
Basic	7,624,931	7,587,471	7,550,734	7,525,268	7,418,820	7,572,409	7,396,019
Diluted	7,702,770	7,670,258	7,645,930	7,632,123	7,560,319	7,670,413	7,491,052
Dividends per common share	$ 0.07	$ 0.07	$ 0.07	$ 0.07	$ 0.07	$ 0.28	$ 0.22

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
Performance ratios:
Return on average assets *	0.46%	0.96%	0.88%	0.93%	0.84%	0.80%	0.85%
Return on average stockholders' equity *	5.15%	10.78%	9.89%	10.12%	9.23%	8.93%	8.94%
Return on average tangible common equity *	5.25%	10.99%	10.09%	10.33%	9.44%	9.10%	9.15%
Net interest margin	3.23%	3.30%	3.32%	3.35%	3.55%	3.30%	3.54%
Efficiency ratio (1)	55.1%	55.1%	51.2%	58.3%	55.6%	54.9%	56.5%

Net loan charge-offs (recoveries) as a % of average loans	0.01%	0.02%	(0.01%)	0.00%	0.00%	0.03%	0.01%

* All metrics measuring return are significantly impacted by the non-recurring items previously described in the "Earnings" section. Excluding the non-recurring items, the company's return on average assets, return on average stockholders' equity and return on average tangible common equity would have been approximately 0.90%, 10.05% and 10.24% for the quarter ended December 31, 2017 and 0.91%, 10.16% and 10.36% for the full year ended December 31, 2017, respectively.

	As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	10.99%	10.95%	10.91%	11.16%	11.59%
Total Capital to Risk-Weighted Assets (2)	12.19%	12.19%	12.16%	12.41%	12.85%
Tier I Capital to Risk-Weighted Assets (2)	10.99%	10.95%	10.91%	11.16%	11.59%
Tier I Capital to Average Assets (2)	9.61%	9.78%	9.75%	10.06%	10.10%
Tangible common equity to tangible assets	8.81%	8.62%	8.59%	8.78%	8.78%

Tangible book value per common share (3)	$ 20.59	$ 20.41	$ 19.89	$ 19.44	$ 18.98

Asset quality:
Nonaccrual loans	$ 5,481	$ 4,241	$ 5,303	$ 4,434	$ 2,937
Other real estate owned	-	222	222	272	272
Total non-performing assets	$ 5,481	$ 4,463	$ 5,525	$ 4,706	$ 3,209

Nonperforming loans as a % of total loans	0.36%	0.28%	0.36%	0.31%	0.22%

Nonperforming assets as a % of total assets	0.31%	0.25%	0.31%	0.28%	0.20%

Allowance for loan losses as a % of total loans	1.23%	1.28%	1.31%	1.30%	1.32%

Allowance for loan losses as a % of nonperforming loans	344.90%	461.31%	368.40%	417.48%	612.26%

(1)
Efficiency ratio is defined as noninterest expense, less merger and acquisition related expenses, other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios.

(3)	Excludes unvested restricted shares of 75,186, 96,488, 103,220, 98,176, and 96,594 as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	December 31,	September 30,	December 31,	Current QTD	YTD
Period End Loan Composition	2017	2017	2016	% Change	% Change
Residential Real Estate	$ 193,609	$ 192,848	$ 195,729	0.4%	(1.1%)
Commercial Real Estate	971,151	942,898	845,322	3.0%	14.9%
Construction	101,636	114,571	107,441	(11.3%)	(5.4%)
Total Real Estate Loans	1,266,396	1,250,317	1,148,492	1.3%	10.3%

Commercial Business	276,285	272,505	215,914	1.4%	28.0%

Consumer	335	724	1,533	(53.7%)	(78.1%)
Total Loans	$ 1,543,016	$ 1,523,546	$ 1,365,939	1.3%	13.0%

	December 31,	September 30,	December 31,	Current QTD	YTD
Period End Deposit Composition	2017	2017	2016	% Change	% Change
Noninterest-bearing demand	$ 172,638	$ 162,790	$ 187,593	6.0%	(8.0%)
NOW	58,942	58,894	53,950	0.1%	9.3%
Money Market	451,804	453,577	349,131	(0.4%)	29.4%
Savings	83,758	87,469	96,502	(4.2%)	(13.2%)
Time	631,263	647,061	601,861	(2.4%)	4.9%
Total Deposits	$ 1,398,405	$ 1,409,791	$ 1,289,037	(0.8%)	8.5%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31,	September 30,	December 31	Dec 17 vs. Sep 17	Dec 17 vs. Dec 16
	2017	2017	2016	% Change	% Change
Gains and fees from sales of loans	$ 868	$ 36	79	2311.1%	998.7%
Bank owned life insurance	289	295	$ 171	(2.0%)	69.0%
Service charges and fees	252	254	242	(0.8%)	4.1%
Loss on sale of foreclosed real estate, net	(78)	-	-	100.0%	100.0%
Net loss on sale of available for sale securities	-	-	(207)	0.0%	(100.0%)
Other	210	239	116	(12.1%)	81.0%
Total noninterest income	$ 1,541	$ 824	$ 401	87.0%	284.3%

	For the Quarter Ended
Noninterest expense	December 31,	September 30,	December 31	Dec 17 vs. Sep 17	Dec 17 vs. Dec 16
	2017	2017	2016	% Change	% Change
Salaries and employee benefits	$ 4,603	$ 3,952	$ 4,331	16.5%	6.3%
Occupancy and equipment	1,585	1,449	1,576	9.4%	0.6%
Professional services	457	680	397	(32.8%)	15.1%
Data processing	399	621	402	(35.7%)	(0.7%)
Marketing	321	295	304	8.8%	5.6%
Director fees	229	207	223	10.6%	2.7%
FDIC insurance	225	265	146	(15.1%)	54.1%
Amortization of intangibles	25	31	32	(19.4%)	(21.9%)
Foreclosed real estate	-	3	8	(100.0%)	(100.0%)
Other	735	626	349	17.4%	110.6%
Total noninterest expense	$ 8,579	$ 8,129	$ 7,768	5.5%	10.4%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
Noninterest income	December 31,	December 31,	Dec 17 vs. Dec 16
	2017	2016	% Change
Gains and fees from sales of loans	$ 1,427	$ 466	206.2%
Bank owned life insurance	1,170	693	68.8%
Service charges and fees	1,007	963	4.6%
Net gain (loss) on sale of available for sale securities	165	(115)	(243.5%)
(Loss) Gain on sale of foreclosed real estate, net	(78)	128	(160.9%)
Other	938	541	73.4%
Total noninterest income	$ 4,629	$ 2,676	73.0%

	For the Year Ended
Noninterest expense	December 31,	December 31,	Dec 17 vs. Dec 16
	2017	2016	% Change
Salaries and employee benefits	$ 16,284	$ 15,655	4.0%
Occupancy and equipment	6,165	5,811	6.1%
Professional services	2,072	1,654	25.3%
Data processing	1,866	1,603	16.4%
Marketing	1,193	948	25.8%
FDIC insurance	1,116	660	69.1%
Director fees	912	859	6.2%
Amortization of intangibles	118	151	(21.9%)
Foreclosed real estate	70	157	(55.4%)
Other	2,727	2,046	33.3%
Total noninterest expense	$ 32,523	$ 29,544	10.1%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Total Equity	$ 161,027	$ 158,317	$ 153,577	$ 149,672	$ 145,895
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	382	407	438	469	501
Tangible Common Equity	$ 158,056	$ 155,321	$ 150,550	$ 146,614	$ 142,805

Total Assets	$ 1,796,607	$ 1,804,938	$ 1,755,804	$ 1,672,242	$ 1,628,919
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	382	407	438	469	501
Tangible Assets	$ 1,793,636	$ 1,801,942	$ 1,752,777	$ 1,669,184	$ 1,625,829

Tangible Common Equity to Tangible Assets	8.81%	8.62%	8.59%	8.78%	8.78%

	As of
Computation of Tangible Book Value per Common Share	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Total shareholders' equity	$ 161,027	$ 158,317	$ 153,577	$ 149,672	$ 145,895
Less:
Preferred stock	-	-	-	-	-
Common shareholders' equity	161,027	158,317	153,577	149,672	145,895
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	382	407	438	469	501
Tangible common shareholders' equity	158,056	155,321	150,550	146,614	142,805
Common shares issued	7,751,424	7,705,975	7,673,850	7,638,706	7,620,663
Less:
Shares of unvested restricted stock	75,186	96,488	103,220	98,176	96,594
Common shares outstanding	7,676,238	7,609,487	7,570,630	7,540,530	7,524,069
Book value per share	$ 20.98	$ 20.81	$ 20.29	$ 19.85	$ 19.39
Less:
Effects of intangible assets	$ 0.39	$ 0.39	$ 0.40	$ 0.41	$ 0.41

Tangible Book Value per Common Share	$ 20.59	$ 20.41	$ 19.89	$ 19.44	$ 18.98

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Noninterest expense	$ 8,579	$ 8,129	$ 7,581	$ 8,234	$ 7,768	$ 32,523	$ 29,544
Less:
Amortization of intangible assets	25	31	31	31	32	118	151
Foreclosed real estate expenses	-	3	60	7	8	70	157
Adjusted noninterest expense	$ 8,554	$ 8,095	$ 7,490	$ 8,196	$ 7,728	$ 32,335	$ 29,236
Net interest income	$ 13,914	$ 13,861	$ 13,641	$ 12,948	$ 13,288	$ 54,364	$ 49,092
Noninterest income	1,541	824	998	1,266	401	4,629	2,676
Less:
Gains (losses) on sales of securities	-	-	-	165	(207)	165	(115)
(Loss) Gains on sale of foreclosed real estate	(78)	-	-	-	-	(78)	128
Adjusted operating revenue	$ 15,533	$ 14,685	$ 14,639	$ 14,049	$ 13,896	$ 58,906	$ 51,755

Efficiency ratio	55.1%	55.1%	51.2%	58.3%	55.6%	54.9%	56.5%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net Income Attributable to Common Shareholders	$ 2,096	$ 4,263	$ 3,769	$ 3,702	$ 3,323	$ 13,830	$ 12,350
Total average shareholders' equity	$ 161,477	$ 156,852	$ 152,898	$ 148,349	$ 143,152	$ 154,929	138,131
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Other intangibles	382	407	438	469	501	382	501
Average tangible common equity	$ 158,506	$ 153,856	$ 149,871	$ 145,291	$ 140,062	$ 151,958	135,041

Annualized Return on Average Tangible Common Equity	5.25%	10.99%	10.09%	10.33%	9.44%	9.10%	9.15%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For The Quarter Ended 12/31/2017		For the Year Ended 12/31/2017
Reconciliation of Core Net Income, Net of Tax	$	EPS	$	EPS
Net Income (GAAP)	$ 2,096	$ 0.27	$ 13,830	$ 1.78
DTA write-off resulting from tax reform	3,270	0.42	3,270	0.42
Charges due to reduction in workforce	166	0.02	166	0.02
Income recognized from servicing assets	(578)	(0.07)	(663)	(0.08)
Impact from loan reserve methodology change	(862)	(0.11)	(862)	(0.11)
Core Net Income (non-GAAP)	$ 4,092	$ 0.53	$ 15,741	$ 2.03

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)
	For the Quarter Ended
	December 31, 2017			December 31, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 103,129	$ 289	1.11%	$ 70,313	$ 75	0.42%
Securities (1)	115,194	1,008	3.50%	93,375	725	3.11%
Loans:
Commercial real estate	946,213	11,034	4.56%	826,095	10,125	4.80%
Residential real estate	180,078	1,592	3.54%	180,294	1,603	3.56%
Construction (2)	109,594	1,333	4.76%	112,456	1,304	4.54%
Commercial business	266,235	3,353	4.93%	206,587	2,709	5.13%
Home equity	13,892	171	4.86%	14,193	154	4.31%
Consumer	970	10	3.76%	1,121	15	5.33%
Total loans	1,516,982	17,493	4.51%	1,340,746	15,910	4.64%
Federal Home Loan Bank stock	9,340	93	3.99%	7,943	70	3.52%
Total earning assets	1,744,645	18,883	4.23%	1,512,377	16,780	4.34%
Other assets	66,505			57,850
Total assets	$ 1,811,150			$ 1,570,227

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 56,567	28	0.20%	$ 57,271	23	0.15%
Money market	457,351	1,098	0.95%	331,623	504	0.60%
Savings	86,932	172	0.78%	77,428	101	0.52%
Time	647,325	2,304	1.41%	589,871	1,810	1.22%
Total interest-bearing deposits	1,248,175	3,602	1.14%	1,056,193	2,438	0.92%
Borrowed Money	218,718	1,213	2.17%	182,947	916	1.99%
Total interest-bearing liabilities	1,466,893	$ 4,815	1.30%	1,239,140	$ 3,354	1.08%
Noninterest-bearing deposits	170,642			178,106
Other liabilities	12,138			9,829
Total liabilities	1,649,673			1,427,075
Shareholders' equity	161,477			143,152
Total liabilities and shareholders' equity	$ 1,811,150			$ 1,570,227
Net interest income (3)		$ 14,068			$ 13,426
Interest rate spread			2.93%			3.26%
Net interest margin (4)			3.23%			3.55%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $154 thousand and $138 thousand, respectively for the three months ended December 31, 2017 and 2016.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Year Ended
	December 31, 2017			December 31, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 85,308	$ 790	0.93%	$ 41,838	$ 173	0.41%
Securities (1)	108,775	3,830	3.52%	99,905	3,046	3.05%
Loans:
Commercial real estate	907,223	41,638	4.53%	772,890	36,572	4.65%
Residential real estate	180,287	6,323	3.51%	179,096	6,410	3.58%
Construction (2)	107,752	5,195	4.75%	100,611	4,602	4.50%
Commercial business	253,868	12,981	5.04%	185,523	9,791	5.19%
Home equity	14,057	660	4.70%	14,951	621	4.16%
Consumer	1,227	44	3.62%	1,560	81	5.17%
Total loans	1,464,414	66,841	4.50%	1,254,631	58,077	4.55%
Federal Home Loan Bank stock	8,486	337	3.97%	7,366	255	3.46%
Total earning assets	1,666,983	71,798	4.25%	1,403,740	61,551	4.31%
Other assets	60,904			54,580
Total assets	$ 1,727,887			$ 1,458,320

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 57,712	93	0.16%	$ 56,123	109	0.19%
Money market	404,848	3,427	0.85%	317,210	1,836	0.58%
Savings	102,915	763	0.74%	72,800	315	0.43%
Time	633,260	8,411	1.33%	524,237	6,040	1.15%
Total interest-bearing deposits	1,198,735	12,694	1.06%	970,370	8,300	0.86%
Borrowed Money	194,875	4,143	2.10%	164,450	3,598	2.19%
Total interest-bearing liabilities	1,393,610	$ 16,837	1.21%	1,134,820	$ 11,898	1.05%
Noninterest-bearing deposits	169,250			172,098
Other liabilities	10,098			13,271
Total liabilities	1,572,958			1,320,189
Shareholders' equity	154,929			138,131
Total liabilities and shareholders' equity	$ 1,727,887			$ 1,458,320
Net interest income (3)		$ 54,961			$ 49,653
Interest rate spread			3.04%			3.26%
Net interest margin (4)			3.30%			3.54%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $597 thousand and $561 thousand, respectively for the year ended December 31, 2017 and 2016.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.